Exhibit 10.1

Form of Restricted Stock Award Agreement for Directors

MARKEL CORPORATION

RESTRICTED STOCK AWARD AGREEMENT

DIRECTOR AWARD

To: ______________________

MARKEL CORPORATION (the “Company”) hereby grants you (the “Director”)              shares of Restricted Stock (the “Shares”) under the Markel Corporation Omnibus Incentive Plan (the “Plan”). Shares that have not yet vested under Section 1 below, or as otherwise specifically provided herein, are forfeitable and nontransferable. The Company’s Board of Directors (the “Board”) will administer this Award Agreement, and any decision of the Board will be final and conclusive. Capitalized terms not defined herein have the meanings provided in the Plan.

The terms of your Award are:

1. Vesting of Shares. Except as otherwise provided in this Award Agreement, the Shares will become vested and nonforfeitable on                                 (the “Vesting Date”), provided that the Director remains a member of the Board until that time.

2. Forfeiture of Shares. If the Director ceases to be a member of the Board other than by reason of death or Disability (as defined below) before the Vesting Date, the Shares will be forfeited; provided, that the Board may determine in its sole discretion that forfeiture should not occur, in whole or in part, because the Director had an approved termination of his or her service as a Board member and may in such circumstances allow the Shares to vest, in whole or in part, on such terms as the Board deems appropriate. If the Director dies or incurs a Disability, the Shares will become fully vested and non-forfeitable on the date of the Director’s death or Disability.

3. Change of Control. Any unvested Shares will become fully vested and non-forfeitable if, after a Change in Control (as defined in the Plan) and before the Vesting Date, the Director ceases to be a member of the Board for any reason other than voluntary resignation.

4. Disability Defined. For purposes of this Agreement, the Director has incurred a “Disability” if the Director is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in his death or can be expected to last for a continuous period of not less than 12 months. The Director will be deemed disabled for this purpose if determined to be totally and permanently disabled by the Social Security Administration or under a disability insurance program that applies the same (or stricter) definition of Disability as provided herein to determine whether the Director is disabled. Otherwise, the Board will in its sole discretion determine whether the Director is disabled for this purpose.

5. Transfer Restrictions. The Shares are not subject to sale, assignment, transfer, pledge, hypothecation or encumbrance before the Vesting Date. The Company will retain custody of the Shares until the Vesting Date. At the Company’s request, the Director will deliver to the Company a stock power, endorsed in blank, with respect to the Shares that will remain in effect until the Vesting Date.

6. Binding Effect. Subject to the limitations stated above, this Award Agreement will be binding upon and inure to the benefit of the Director’s legatees, distributees, and personal representatives and the successors of the Company.

7. Change in Capital Structure. The Shares will be adjusted as the Board determines is equitably required upon a dividend in the form of stock, spin-off, stock split-up, subdivision or consolidation of shares of Company Stock or other similar changes in capitalization.

8. Interpretation. This Award Agreement will be construed under and be governed by the laws of the Commonwealth of Virginia. THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF VIRGINIA OR THE CIRCUIT COURT FOR THE COUNTY OF HENRICO, VIRGINIA WILL HAVE EXCLUSIVE JURISDICTION OVER ANY DISPUTES ARISING OUT OF OR RELATED TO THE PLAN OR THIS AWARD AGREEMENT.

IN WITNESS WHEREOF, the Company has caused this Award Agreement to be signed, effective as of the award date shown above.

MARKEL CORPORATION

By:
Title:

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